Exhibit 99.1

FOR IMMEDIATE RELEASE
September 27, 2010

ALLOY STEEL INTERNATIONAL ANNOUNCES VOLUNTARY
FILING OF FORM 15 TO SUSPEND SEC REPORTING OBLIGATIONS

Perth, Australia, September 27, 2010 – Alloy Steel International, Inc. (OTC BB:  AYSI) announced that it intends to file Form 15 with the Securities and Exchange Commission (the “SEC”) today in order to effect a termination of registration of its common stock under the Securities and Exchange Act of 1934.

Upon the filing of Form 15, Alloy’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.  Alloy expects the registration of its common stock will be terminated 90 days after the filing of Form 15 with the SEC.

Alloy has decided to voluntarily deregister its common stock because its shares are currently held by fewer than 300 record holders and are thinly traded.  Deregistering will permit Alloy to reduce expenses associated with compliance efforts as well as avoiding increased professional fees and other administrative costs that will be required to comply with rules that will be applicable to Alloy in the coming year.  Alloy does not believe the benefits of having its common stock registered outweigh the costs.  In deciding to voluntarily deregister the common stock, Alloy’s Board of Directors considered several factors, including the following:

•	The trading price of Alloy’s common stock.

•	The fact that Alloy’s common stock is very thinly traded, in part due to the limited number of holders and minimal trading interest in the common stock.

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The costs, both direct and indirect, associated with the preparation and filing of Alloy’s periodic reports with the SEC and other public company costs of compliance with currently applicable provisions of US securities laws, including the Sarbanes-Oxley Act of 2002.

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That beginning with fiscal year 2011, Alloy would incur significant additional costs to comply with Sarbanes-Oxley’s provisions governing internal control over financial reporting.  In particular, Alloy’s auditors would be required to attest to management’s assessment of Alloy’s internal controls, causing a significant addition to Alloy’s internal audit personnel and process, increase in audit fee expense and increased legal expense.  While Alloy’s management is committed to deploying robust internal controls over financial reporting, the expected benefits of Sarbanes-Oxley compliance may not justify the increased expense given Alloy’s current level of operations.

•	The potential impact of the deregistration and delisting on Alloy’s stockholders, creditors and other key constituencies.

Alloy intends to continue reporting its unaudited quarterly and audited annual financial results in press releases and on its website, and to report to its shareholders in accordance with Delaware law and its bylaws.  Alloy anticipates that upon the filing of Form 15, its common stock no longer will be quoted on the Over the Counter Bulletin Board, but instead will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in Alloy’s common stock.  However, Alloy cannot guarantee that trading in its common stock will continue in the Pink Sheets or in any other form.  Information about the Pink sheets can be accessed via the Internet at www.pinksheets.com.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Alloy intends that such forward-looking statements will be subject to the safe harbors created thereby.  The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements.  These forward-looking statements reflect Alloy’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release.  These risks and uncertainties may cause Alloy’s actual results to be materially different from any future results expressed or implied by such forward-looking statements.  The forward-looking statements contained in this press release speak only as of the date hereof and Alloy expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances occurring after this press release.

About Alloy Steel International, Inc

Alloy manufactures and distribute Arcoplate, a market leading wear-resistant alloy overlay wear plate, through a patented production process.  In mining processing industries, wear is the primary cause of down time, the period of time where machinery is not in operation because of the necessity of repairs or refurbishment.  The Arcoplate product line substantially lowers down time and the resulting lost production.  Arcoplate is widely accepted in the mining and mineral processing industries to protect a host of fixed plant and mobile equipment applications.  Alloy boasts major mining companies as its clients and services the global market place from its Australian manufacturing facilities.